First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187


                        January 22, 2009


First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187


     Re:       The First Trust GNMA, Series 105

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
156469 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                          Sincerely,

                          First Trust Advisors L.P.



                          Jason T. Henry
                          Senior Vice President